UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 4, 2005


                              TAG-IT PACIFIC, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    1-13669                     95-4654481
(State or other jurisdiction     (Commission File             (I.R.S. Employer
     of incorporation)               Number)                 Identification No.)


                       21900 BURBANK BOULEVARD, SUITE 270
                            WOODLAND HILLS, CA 91367
                (Address of Principal Executive Offices/Zip Code)


                                 (818) 444-4100
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 8.01.        OTHER EVENTS.

         In our Quarterly Report for the first quarter of 2004, we first reported that we had filed suit against Pro-Fit Holdings Limited in the U.S. District Court for the Central District of California -- TAG-IT PACIFIC, INC. V. PRO-FIT HOLDINGS LIMITED, CV 04-2694 LGB (RCx) - based on various contractual and tort claims relating to our exclusive license and intellectual property agreement, seeking declaratory relief, injunctive relief and damages. Our agreement with Pro-Fit gives us exclusive rights in certain geographic areas to Pro-Fit's stretch and rigid waistband technology. On February 4, 2005, we amended our pleadings in the litigation to assert additional breaches by Pro-Fit of its obligations to us under our agreement and under certain additional letter agreements, and for a declaratory judgment that Pro-Fit's patent No. 5,987,721 is invalid and not infringed by us.

         We amended our pleadings in response to a lack of progress in our negotiations with Pro-Fit to resolve our disputes, and in response to recent actions taken by Pro-Fit in connection with the litigation and breaches by Pro-Fit of additional letter agreements. Pro-Fit has purported to terminate our exclusive license and intellectual property agreement based on the same alleged breaches of the agreement that are the subject of our existing litigation, as well as on an additional basis unsupported by fact. We originally filed suit against Pro-Fit to obtain a declaration that no breaches existed, and maintain that any purported terminations by Pro-Fit are invalid. We believe that
Pro-Fit's recent actions are intended to gain advantage in settlement negotiations and are without merit. We will continue to pursue redress in the U.S. District Court, where we believe we will prevail.

         We will continue to perform our obligations under the Pro-Fit agreement, and will require that Pro-Fit do the same. We continue to purchase component products from Pro-Fit. If Pro-Fit ceases to supply products, alternative sources of supply are available to ensure that the supply of stretch waistband components to our customer will continue without material interruption.

         We derive a significant amount of revenues from the sale of components for stretch waistbands. Our business, results of operations and financial condition could be materially adversely affected if we are unable to resolve our dispute with Pro-Fit in a manner favorable to us.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TAG-IT PACIFIC, INC.



Date:    February 4, 2005                   By:      /S/ COLIN DYNE
                                                     ---------------------------
                                                     Colin Dyne
                                                     Chief Executive Officer


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